Exhibit 10.2
Execution Version
FIRST AMENDMENT
TO
CREDIT AGREEMENT
THIS FIRST AMENDMENT TO CREDIT AGREEMENT (the “Agreement”) is being executed and delivered as of September 14, 2010 by and among CBIZ, Inc., a Delaware corporation (the “Company”), the “Guarantors” as defined in the Credit Agreement referred to and defined below, the several financial institutions from time to time party to such Credit Agreement (collectively, the “Lenders”), and Bank of America, N.A. (“Bank of America”), as administrative agent for the Lenders (in such capacity, the “Agent”). Undefined capitalized terms used herein shall have the meanings ascribed to such terms in such Credit Agreement, and section references used herein, shall, unless otherwise specified, refer to sections of such Credit Agreement.
W I T N E S S E T H:
WHEREAS, the Company, the Lenders and the Agent have entered into that certain Credit Agreement dated as of June 4, 2010 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which, among other things, the Lenders have agreed to provide, subject to the terms and conditions contained therein, certain loans and other financial accommodations to or for the benefit of the Company;
WHEREAS, in connection with the Credit Agreement, the Guarantors have each executed and delivered in favor of the Agent and the Lenders a certain Guaranty pursuant to which the Guarantors have guaranteed the Company’s obligations under the Credit Agreement;
WHEREAS, the Company requested that the Lenders agree, and subject to the terms and conditions set forth herein, the Lenders have agreed, to amend the Credit Agreement in certain respects as hereinafter set forth.
NOW, THEREFORE, in consideration of the foregoing premises, the terms and conditions stated herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Company, the Guarantors, the Majority Lenders and the Agent, such parties hereby agree as follows:
1. Amendment. Subject to the satisfaction of the conditions set forth in Paragraph 2 of this Agreement, the Credit Agreement is hereby amended as follows (unless otherwise specified, section references used in this section shall refer to such sections of the Credit Agreement):
(a) Section 1.01 is amended to add the following new definitions in their appropriate alphabetical location:
“2010 Buyback/Option Agreement” means a stock and option purchase agreement in the form delivered to the Agent and the Lenders on September 14, 2010.

“2010 Buyback/Option Transactions” means, collectively, the capital stock repurchase transaction and option purchase transaction contemplated by the 2010 Buyback/Option Agreement.
“Adjusted Senior Leverage Threshold” means, at any time, the following applicable ratio:

Period of Determination	Ratio

First Amendment Effective Date through 6/29/2011	2.50:1.0

6/30/2011 through 12/31/2011	2.25:1.0

1/1/2012 through 6/29/2012	2.50:1.0

Thereafter	2.25:1.0.
“Adjusted Total Leverage Threshold” means, at any time, the following applicable ratio:

Period of Determination	Ratio

First Amendment Effective Date through 6/29/2011	3.75:1.0

6/30/2011 through 6/29/2012	3.50:1.0

Thereafter	3.25:1.0.
“First Amendment Effective Date” means the date on which each of the conditions set forth in clauses (i) through (iii) of Paragraph 2 of the First Amendment to this Agreement dated as of September 14, 2010 shall have been satisfied.
“New Subordinated Debt” means unsecured Indebtedness (i) incurred at a time when no Event of Default exists and, after giving pro forma effect thereto, no Event of Default would occur (including, without limitation, with respect to the Total Leverage Ratio under Section 8.15), (ii) which is subordinated in right of payment to all of the Obligations pursuant to subordination provisions which are substantially similar to, or more favorable to the Agent and the Lenders than, those applicable to the Convertible Debt, as determined by the Agent in its sole discretion, (iii) which does not have a maturity date, scheduled amortization payments, mandatory prepayments or redemptions, or other similar obligations scheduled to occur prior to the Revolving Termination Date, (iv) which is governed by documentation which does not include covenants or defaults which are materially more restrictive or onerous in any respect than those set forth herein, as determined by the Agent in its sole discretion and (v) does not prohibit the Company or any Subsidiary from granting Liens on any assets of the Company or its Subsidiaries in favor of the Agent or the Lenders.

“Senior Leverage Threshold” means, at any time, the following applicable ratio:

Period of Determination	Ratio

First Amendment Effective Date through 6/29/2011	2.75:1.0

6/30/2011 through 12/31/2011	2.50:1.0

1/1/2012 through 6/29/2012	2.75:1.0

Thereafter	2.50:1.0.
“Total Leverage Threshold” means, at any time, the following applicable ratio:

Period of Determination	Ratio

First Amendment Effective Date through 6/29/2011	4.00:1.0

6/30/2011 through 6/29/2012	3.75:1.0

Thereafter	3.50:1.0.
(b) Section 1.01 is further amended to delete the words “as calculated after adjusting the Leverage Ratio” appearing in the lead-in to the definition of “Applicable Margin” before the chart set forth therein.
(c) Section 1.01 is further amended to delete, in its entirety, clause (i) of the definition of “Applicable Margin” and to replace such clause with the following:
(i) for the period from September 14, 2010 to and including the delivery of the Compliance Certificate for the period ending December 31, 2010, the Applicable Margin shall be determined as if the Total Leverage Ratio for such period were greater than or equal to 3:50:1.00,
(d) Section 1.01 is further amended to delete, in its entirety, clause (j) of the definition of “Indebtedness” set forth therein and to replace such clause with the following:
(j) indebtedness of such Person referred to in clauses (a) through (i) above which is convertible into common stock of such Person provided that at the time and to the extent such indebtedness is so converted such indebtedness shall no longer constitute Indebtedness.

(e) Section 1.01 is further amended to delete the definition of “Leverage Ratio” in its entirety and to replace such definition with the following:
“Senior Leverage Ratio” means, with respect to the Company and its Subsidiaries (other than Excluded Subsidiaries), on a consolidated basis, as of any date of determination, the ratio of total consolidated Indebtedness (excluding the Convertible Debt and any New Subordinated Debt) as of such date to EBITDA for the twelve month period then most recently ended (taken as a single accounting period and calculated giving pro forma effect to any Acquisitions which occurred during such twelve month period as if such Acquisitions were consummated as of the first day of such twelve month period and including adjustments as are permitted under Regulation S-X of the SEC).
(f) Section 1.01 is further amended to delete, in its entirety, the definition of “Net Worth” and to replace such definition with the following:
“Net Worth” means shareholders’ equity as determined in accordance with GAAP, plus any reduction to such shareholders’ equity resulting from any of the 2010 Buyback/Option Transactions or any repurchases of capital stock made with the proceeds of New Subordinated Debt, in any case to the extent such 2010 Buyback/Option Transactions and repurchases are permitted under Section 8.10 hereof.
(g) Section 1.01 is further amended to delete in its entirety clause (3) of the definition of “Permitted Acquisition” and to replace such clause with the following:
(3) The (A) Senior Leverage Ratio as of the date of such Acquisition (after giving pro forma effect thereto such that the numerator thereof includes the effect of any Indebtedness incurred or assumed in connection with such Acquisition and the denominator thereof is calculated as if such Acquisition were consummated as of the first day of the twelve month period most recently ended with respect to which the Company has delivered financial statements pursuant to Section 7.01 and includes adjustments as are permitted under Regulation S-X of the SEC) is less than (x) with respect to any Acquisition consummated on or after May 1 of any calendar year but before February 1 of the succeeding calendar year, the applicable Adjusted Senior Leverage Threshold or (y) with respect to any Acquisition consummated on or after February 1 of any calendar year but before May 1 of that calendar year, the applicable Senior Leverage Threshold and (B) Total Leverage Ratio as of the date of such Acquisition (after giving pro forma effect thereto such that the numerator thereof includes the effect of any Indebtedness incurred or assumed in connection with such Acquisition and the denominator thereof is calculated as if such Acquisition were consummated as of the first day of the twelve month period most recently ended with respect to which the Company has delivered financial statements pursuant to Section 7.01 and includes adjustments as are permitted under Regulation S-X of the SEC) is less than (x) with respect to any Acquisition consummated on or after May 1 of any calendar year but before February 1 of the succeeding calendar year, the applicable Adjusted Total Leverage Threshold or (y) with respect to any Acquisition consummated on or after February 1 of any calendar year but before May 1 of that calendar year, the applicable Total Leverage Threshold;

(h) Section 1.01 is further amended to delete, in its entirety, the definition of “Private Placement Debt”.
(i) Section 2.05(b) is deleted, in its entirety, and replaced with the following:
[intentionally omitted].
(j) Section 8.01 is amended to insert the word “or” at the end of clause (i) of the last sentence of such section, delete the word “or” at the end of clause (ii) of such sentence, and to delete clause (iii) of such sentence in its entirety.
(k) Section 8.05(h) is deleted in its entirety and replaced with the following:
(h) Indebtedness consisting of New Subordinated Debt.
(l) Section 8.10 is deleted in its entirety and replaced with the following:
8.10 Restricted Payments. The Company shall not, and shall not suffer or permit any Subsidiary to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, or purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding, or repurchase, redeem or prepay the Convertible Debt or any New Subordinated Debt; except that (a) any Wholly-Owned Subsidiary may declare and make dividend payments or other distributions to the Company or to its immediate parent Subsidiary of the Company, (b) any Subsidiary that is not a Wholly-Owned Subsidiary may declare and make pro-rata dividend payments or other pro-rata distributions, (c) the Company may repurchase its capital stock for aggregate cash consideration not to exceed $50,000,000 pursuant to the terms and conditions of the 2010 Buyback/Option Agreement provided, at the time of each such repurchase, no Default or Event of Default has occurred and is continuing and no Default or Event of Default would occur after giving effect to such repurchase, and on or prior to the consummation of the initial repurchase of capital stock pursuant to the 2010 Buyback/Option Agreement the Company shall have delivered to the Agent a copy of a favorable “fairness opinion” with respect to the 2010 Buyback/Option Transactions from a nationally recognized investment banker engaged by the Company, (d) the Company may purchase an option to repurchase its capital stock for cash consideration for such option not to exceed $6,000,000 pursuant to the terms and conditions of the 2010 Buyback/Option Agreement provided, at the time of that it purchases such option, no Default or Event of Default has occurred and is continuing and no Default or Event of Default would occur after giving effect to purchase, and on or prior to the consummation of the purchase of such option the Company shall have delivered to the Agent a favorable “fairness opinion” with respect to the 2010 Buyback/Option Transactions from a nationally recognized investment banker engaged by the Company (which opinion may be part of the same single opinion delivered pursuant to clause (c) of this section), (e) the Company may repurchase its capital stock for aggregate cash consideration not to exceed $30,000,000 provided that such repurchases are funded with the proceeds of the Company’s issuance of New Subordinated Debt no later than five (5) Business Days following such issuance and, at the time of such repurchase of capital stock, no Default or Event of Default has occurred and is continuing and no Default or Event of Default would occur after giving effect to such repurchase, (f) the Company and its Subsidiaries may make any other repurchase or redemption of its capital stock, provided, that, in the case of this clause (f), (i) the Senior Leverage Ratio as of the date of any such repurchase or redemption (calculated on a pro forma basis giving effect to such repurchase or redemption) is less than or equal to 2.00 to 1.0 or (ii) (x) the Senior Leverage Ratio as of the date of any such repurchase or redemption (calculated on a pro forma basis giving effect to such repurchase or redemption) is greater than 2.00 to 1.0 but less than (I) with respect to any repurchase or redemption occurring on or after May 1 of any calendar year but prior to February 1 of the succeeding calendar year, the applicable Adjusted Senior Leverage Threshold or (II) with respect to any repurchase or redemption occurring on or after February 1 of any calendar year but prior to May 1 of that calendar year, the applicable Senior Leverage Threshold, and (y) the aggregate consideration paid and other payments made by the Company and its Subsidiaries during the preceding twelve months in connection with all such repurchases and redemptions, including such proposed repurchase or redemption, does not exceed $15,000,000, (g) the Company may pay the settlement amount with respect to each $1,000 aggregate principal amount of Convertible Debt or other convertible Indebtedness of the Company converted into shares of the Company’s common stock (i) in cash, which shall not exceed the lesser of $1,000 and the conversion value of such Convertible Debt or other convertible Indebtedness pursuant to the terms and conditions of the Indenture or other governing document and (ii) if the conversion value of such Convertible Debt or other convertible Indebtedness exceeds $1,000, in the number of shares of the Company’s common stock as calculated pursuant to the terms and conditions of the Indenture or other governing document; provided, however, that, in the event the aggregate amount of the shares of the Company’s common stock delivered upon any such conversion would exceed 19.9% of the shares of the Company’s common stock outstanding at the time at which such securities were issued, the Company may pay whole or partial settlement amounts in cash in the aggregate amount, and to the extent, necessary for the Company to be in compliance with the listing requirements of The New York Stock Exchange, (h) with respect to the conversion of the Convertible Debt or other convertible Indebtedness of the Company into shares of the Company’s common stock, the Company may pay the cash value of fractional shares of the Company’s common stock pursuant to the terms and conditions of the Indenture or applicable indenture or agreement governing such Indebtedness and (i) the Company may repurchase, redeem or prepay the Convertible Debt or New Subordinated Debt, provided that no Default or Event of Default has occurred and is continuing at the time of the consummation of any such repurchase, redemption or prepayment and no Default or Event of Default would occur after giving effect to any such repurchase, redemption or prepayment.
(m) Section 8.15 is deleted in its entirety and replaced with the following:
8.15 Leverage Ratios. The Company shall not, at any time, (a) permit its Senior Leverage Ratio to be greater than the applicable Senior Leverage Threshold or (b) permit its Total Leverage Ratio to be greater than the applicable Total Leverage Threshold.

(n) The form of Compliance Certificate attached as Exhibit C to the Credit Agreement is deleted in its entirety and replaced with the form attached hereto as Annex 1 to this Agreement.
2. Effectiveness of this Agreement; Conditions Precedent. The provisions of Paragraph 1 of this Agreement shall be expressly conditioned upon (a) in the case of the amendments contemplated by Paragraph 1(c) hereof, satisfaction of the conditions set forth in clauses (i) and (ii) below and (b) in the case of the other amendments contemplated by Paragraph 1 hereof, satisfaction of the conditions set forth in clauses (i), (ii) and (iii) below:
(i) the receipt by the Agent of an executed counterpart of this Agreement executed and delivered by duly authorized officers of the Company, the Guarantors and the Majority Lenders;
(ii) payment in full, in immediately available funds, to the Agent of (x) an amendment fee for the account of each Lender that executed and delivers a counterpart hereof on or prior to September 14, 2010, in the amount of 0.10% of such Lender’s Revolving Loan Commitment and (y) an arrangement fee for the sole account of the Arranger as described in that certain letter agreement dated as of September 14, 2010 among Bank of America, the Arranger and the Company (all of which fees the Company hereby agrees to pay concurrently with its execution and delivery of this Agreement and agrees and acknowledges that such fees are fully-earned and non-refundable); and
(iii) the earlier to occur of the receipt by the Agent of (x) a copy of a fully-executed stock and option purchase agreement in the form delivered to the Agent and the Lenders on September 14, 2010 and (y) evidence satisfactory to the Agent that the Company shall have issued “New Subordinated Debt” (as proposed to be defined in Paragraph 1 hereof).
3. Representations and Warranties.
(a) The Company hereby represents and warrants that this Agreement and the Credit Agreement as amended by this Agreement constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.
(b) The Company hereby represents and warrants that its execution, delivery and performance of this Agreement and the Credit Agreement as amended by this Agreement have been duly authorized by all proper corporate action, do not violate any provision of its certificate of incorporation or bylaws, will not violate any law, regulation, court order or writ applicable to it, and will not require the approval or consent of any Governmental Authority, or of any other third party under the terms of any contract or agreement to which the Company or any of the Company’s Subsidiaries is bound.

(c) The Company hereby represents and warrants that (i) no Default or Event of Default has occurred and is continuing or will have occurred and be continuing and (ii) all of the representations and warranties of the Company contained in the Credit Agreement and in each other Loan Document (other than representations and warranties which, in accordance with their express terms, are made only as of an earlier specified date) are, and will be, true and correct as of the date of the Company’s execution and delivery of this Agreement in all material respects as though made on and as of such date.
(d) The Company hereby represents and warrants that there are no actions, suits, investigations, proceedings, claims or disputes pending, or to the best knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company, its Subsidiaries or any of their respective properties which purport to affect or pertain to this Agreement, the Credit Agreement or any other Loan Document or any of the transactions contemplated hereby or thereby, or which could reasonably be expected to have a Material Adverse Effect
4. Reaffirmation, Ratification and Acknowledgment; Reservation. The Company and each Guarantor hereby (a) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each Loan Document to which they are a party, (b) agrees and acknowledges that such ratification and reaffirmation are not a condition to the continued effectiveness of such Loan Documents, and (c) agrees that neither such ratification and reaffirmation, nor the Agent’s or any Lender’s solicitation of such ratification and reaffirmation, constitutes a course of dealing giving rise to any obligation or condition requiring a similar or any other ratification or reaffirmation from the Company or such Guarantor with respect to any subsequent modifications to the Credit Agreement or the other Loan Documents. The Credit Agreement as amended hereby and each of the other Loan Documents shall remain in full force and effect and is hereby ratified and confirmed. Neither the execution, delivery nor effectiveness of this Agreement shall operate as a waiver of any right, power or remedy of the Agent or the Lenders, or of any Default or Event of Default (whether or not known to the Agent or the Lenders), under any of the Loan Documents, all of which rights, powers and remedies, with respect to any such Default or Event of Default or otherwise, are hereby expressly reserved by the Agent and the Lenders. This Agreement shall constitute a Loan Document for purposes of the Credit Agreement.
5. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF ILLINOIS; PROVIDED THAT THE PARTIES SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.
6. Agent’s Expenses. The Company hereby agrees to promptly reimburse the Agent for all of the reasonable out-of-pocket expenses, including, without limitation, attorneys’ and paralegals’ fees, it has heretofore or hereafter incurred or incurs in connection with the preparation, negotiation and execution of this Agreement.
7. Counterparts. This Agreement may be executed in counterparts and all of which together shall constitute one and the same agreement among the parties.
* * * *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

CBIZ, INC.
By:	/s/ Ware Grove
	Name:	Ware Grove
	Title:	SVP, CFO

BANK OF AMERICA, N.A., as Agent
By:	/s/ Denise Jones
	Name:	Denise Jones
	Title:	Assistant Vice President

BANK OF AMERICA, N.A., as a Lender and as the Issuing Bank
By:	/s/ Jonathan M. Phillips
	Name:	Jonathan M. Phillips
	Title:	Senior Vice President
CBIZ First Amendment
Signature Page

HUNTINGTON NATIONAL BANK, as a Lender
By:	/s/ Brian H. Gallagher
	Name:	Brian H. Gallagher
	Title:	Vice President
CBIZ First Amendment
Signature Page

JPMORGAN CHASE BANK, N.A., as a Lender
By:	/s/ Phillip R, Duryea
	Name:	Phillip R, Duryea
	Title:	Senior Vice President
CBIZ First Amendment
Signature Page

KEYBANK NATIONAL ASSOCIATION, as a Lender
By:	/s/ Jeff Kalinowski
	Name:	Jeff Kalinowski
	Title:	Senior Vice President
CBIZ First Amendment
Signature Page

U.S. BANK NATIONAL ASSOCIATION, as a Lender
By:	/s/ Patrick McGraw
	Name:	Patrick McGraw
	Title:	Vice President
CBIZ First Amendment
Signature Page

FIFTH THIRD BANK, as a Lender
By:	/s/ Martin H. McGinty
	Name:	Martin H. McGinty
	Title:	Vice President
CBIZ First Amendment
Signature Page

PNC BANK, NATIONAL ASSOCIATION, as a Lender
By:	/s/ Joseph G. Moran
	Name:	Joseph G. Moran
	Title:	Senior Vice President
CBIZ First Amendment
Signature Page

GUARANTORS:

CBIZ ACCOUNTING, TAX & ADVISORY OF ATLANTA, LLC
CBIZ ACCOUNTING, TAX & ADVISORY OF MARYLAND, LLC
CBIZ ACCOUNTING, TAX & ADVISORY OF CHICAGO, LLC
CBIZ ACCOUNTING, TAX & ADVISORY OF COLORADO, LLC
CBIZ ACCOUNTING, TAX & ADVISORY OF KANSAS CITY, INC.
CBIZ ACCOUNTING, TAX & ADVISORY OF NEW ENGLAND, LLC (FORMERLY CBIZ ACQUISITION A, LLC)
CBIZ ACCOUNTING, TAX & ADVISORY OF NEW YORK, LLC
CBIZ ACCOUNTING, TAX & ADVISORY OF OHIO, LLC
CBIZ ACCOUNTING, TAX & ADVISORY OF NORTHERN CALIFORNIA, LLC
CBIZ ACCOUNTING, TAX & ADVISORY OF ORANGE COUNTY, LLC
CBIZ ACCOUNTING, TAX & ADVISORY OF PHOENIX, LLC
CBIZ ACCOUNTING, TAX & ADVISORY OF SAN DIEGO, LLC
CBIZ ACCOUNTING, TAX & ADVISORY OF FLORIDA, LLC
CBIZ ACCOUNTING, TAX & ADVISORY OF TOPEKA, LLC
CBIZ ACCOUNTING, TAX & ADVISORY OF WICHITA, LLC
CBIZ ACCOUNTING, TAX & ADVISORY OF ST. LOUIS, LLC
CBIZ ACCOUNTING, TAX & ADVISORY OF MINNESOTA, LLC (FORMERLY CBIZ SK&B, LLC AND CBIZ BVKT, LLC)

By:	/s/ Jerome P. Grisko, Jr.
	Name:	Jerome P. Grisko, Jr.
	Title:	Executive Vice President
CBIZ First Amendment
Signature Page

GUARANTORS (continued):

CBIZ ACCOUNTING, TAX & ADVISORY OF UTAH, LLC
CBIZ ACCOUNTING, TAX & ADVISORY, LLC
CBIZ BEATTY SATCHELL, LLC
CBIZ BENEFITS & INSURANCE SERVICES, INC.
CBIZ FAMILY OFFICE SERVICES, LLC (FORMERLY MAHONEY COHEN FAMILY OFFICE SERVICES, LLC)
CBIZ GIBRALTAR REAL ESTATE SERVICES, LLC
CBIZ RISK & ADVISORY SERVICES LLC
CBIZ INSURANCE SERVICES, INC.
CBIZ KA CONSULTING SERVICES, LLC
CBIZ M & S CONSULTING SERVICES, LLC
CBIZ M.T. DONAHOE & ASSOCIATES, LLC
CBIZ MEDICAL MANAGEMENT, INC.
CBIZ MEDICAL MANAGEMENT NORTHEAST, INC.
CBIZ MEDICAL MANAGEMENT PROFESSIONALS, INC.
CBIZ MMP OF TEXAS, LLC
CBIZ NETWORK SOLUTIONS, LLC
CBIZ NATIONAL TAX OFFICE, LLC (FORMERLY CBIZ UNCLAIMED PROPERTY SERVICES, LLC)
CBIZ RETIREMENT CONSULTING, INC.
CBIZ SOUTHERN CALIFORNIA, LLC
CBIZ SPECIAL RISK INSURANCE SERVICES, INC.
CBIZ TECHNOLOGIES, LLC
CBIZ VALUATION GROUP, LLC
CBIZ FLEX, INC.
EFL ASSOCIATES OF COLORADO, INC.
EFL ASSOCIATES, INC.
EFL HOLDINGS, INC.
MHM RETIREMENT PLAN SOLUTIONS, LLC
MEDICAL MANAGEMENT SYSTEMS, INC.
TRIMED INDIANA, LLC

By:	/s/ Jerome P. Grisko, Jr.
	Name:	Jerome P. Grisko, Jr.
	Title:	Executive Vice President
CBIZ First Amendment
Signature Page

GUARANTORS (continued): CBIZ MHM, LLC CBIZ NETWORK SOLUTIONS CANADA, INC. CBIZ OPERATIONS, INC. CBIZ WEST, INC. CBIZ TAX AND ADVISORY OF NEBRASKA INC. ONECBIZ, INC.
By:	/s/ Jerome P. Grisko, Jr.
	Name:	Jerome P. Grisko, Jr.
	Title:	President
CBIZ First Amendment
Signature Page

Annex 1
Form of Restated Compliance Certificate (Exhibit C to Credit Agreement)
Attached.

EXHIBIT C
to Credit Agreement
FORM OF COMPLIANCE CERTIFICATE
Financial Statement Date: June 30, 2010
To: Bank of America, N.A., as Agent
Ladies and Gentlemen:
Reference is made to that certain Credit Agreement, dated as of June 4, 2010 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”), among CBIZ, Inc., a Delaware corporation (the “Company”), the Lenders from time to time party thereto, and Bank of America, N.A., as Agent, Issuing Bank and Swing Line Bank. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.
The undersigned Responsible Officer hereby certifies as of the date hereof that he is the Chief Financial Officer of the Company, and that, as such, he is authorized to execute and deliver this Certificate to the Agent on the behalf of the Company, and that:
1. Attached hereto as Schedule 1 are the unaudited consolidated financial statements required by Section 7.01(b) of the Agreement for the fiscal quarter of the Company and its Subsidiaries ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Company and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to ordinary, good faith year-end audit adjustments. Also attached hereto is a copy of the unaudited combined consolidated statements of income of the Excluded Subsidiaries for the period commencing on the first day and ending on the last day of such quarter, and in any case certified by the chief executive officer and chief financial officer as fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of the Excluded Subsidiaries.
2. Attached hereto as Schedule 2 is an updated Schedule 6.19 to the Credit Agreement setting forth a complete and accurate list, as of the date of this Certificate, of the correct legal name and jurisdiction of organization of each direct and indirect Subsidiary of the Company.
3. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Company and its Subsidiaries during the accounting period covered by the attached financial statements.

4. A review of the activities of the Company during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Company performed and observed all its Obligations under the Loan Documents, and to the best knowledge of the undersigned during such fiscal period, no Default or Event of Default has occurred under any of the Loan Documents.
5. The representations and warranties of the Company contained in Article VI of the Agreement, or which are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date.
6. The financial covenant analyses and information set forth on Schedule 3 attached hereto are true and accurate on and as of the date of this Certificate.
IN WITNESS WHEREOF, the undersigned has executed this Certificate as of August 9, 2010.

CBIZ, INC.
By:	/s/ Ware Grove
Name:	Ware Grove
Title:	Chief Financial Officer